SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use  of  the  Commission  Only  (as  permitted  by  Rule
    14a-6(e)(2))
[ ] Definitive  Proxy  Statement
[ ] Definitive  Additional  Materials
[X] Soliciting Material Pursuant to Section 240.14a-12

                                TIME WARNER INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1) Title of each class of securities to which transaction applies:
           ---------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:
           ---------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was
             determined):
           ---------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:
           ---------------------------------------------------------------------
         (5) Total fee paid:
           ---------------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount Previously Paid:
           ---------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:
           ---------------------------------------------------------------------
         (3) Filing Party:
           ---------------------------------------------------------------------
         (4) Date Filed:
           ---------------------------------------------------------------------

On February 17, 2006, Time Warner Inc. (the "Company") issued a press release regarding its agreement with Icahn Partners, under which Icahn Partners will not contest the Company's slate of directors at the 2006 Annual Meeting of Stockholders and the Company will undertake certain actions. A copy of the press release is filed herewith as Exhibit 1.

                              IMPORTANT INFORMATION

Time Warner Inc. ("Time Warner") plans to file with the Securities and Exchange Commission (the "SEC") and mail to its stockholders a Proxy Statement in connection with its 2006 Annual Meeting, and advises its security holders to read the Proxy Statement relating to the 2006 Annual Meeting when it becomes available, because it will contain important information. Security holders may obtain a free copy of the Proxy Statement and other documents (when available) that Time Warner files with the SEC at the SEC's Web site at www.sec.gov. The Proxy Statement and these other documents may also be obtained free from Time Warner by directing a request to Time Warner Inc., ATTN: Investor Relations, One Time Warner Center, New York, NY 10019-8016, or to D.F. King & Co., Inc. by toll-free telephone at 1-800-431-9643, by e-mail at TimeWarnerInfo@dfking.com, or by mail at 48 Wall Street, New York, NY 10005.


                   CERTAIN INFORMATION REGARDING PARTICIPANTS

Time Warner, its directors and named executive officers may be deemed to be participants in the solicitation of Time Warner's security holders in connection with its 2006 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Time Warner's Annual Report on Form 10-K for the year ended December 31, 2004 and its proxy statement dated April 4, 2005, each of which is filed with the SEC.

To the extent holdings of Time Warner securities have changed since the amounts printed in the proxy statement, dated April 4, 2005, such changes have been reflected on Statements of Change in Ownership on Forms 4 and 5 filed with the SEC.

                                                                       EXHIBIT 1
TimeWarner

NEWS
----------------------------


For Immediate Release:


                            TIME WARNER STATEMENT ON
                          AGREEMENT WITH ICAHN PARTNERS


NEW YORK, February 17, 2006 - Time Warner Inc. (NYSE: TWX) today issued the following statement from its Chairman and Chief Executive Officer Dick Parsons on the company's agreement with Icahn Partners, under which Icahn Partners will not contest the company's slate of directors at the 2006 Annual Meeting of Stockholders.

Mr. Parsons said: "We are very pleased to have reached an understanding with Mr. Icahn. We appreciate his role as a significant shareholder as well as his constructive suggestions. As we've said, our board and management are committed to building value for all of our shareholders."

In connection with the agreement, Time Warner said it will undertake the following:

1. The company will increase its existing share repurchase program and extend the program's ending date. Under the expanded program, management will be authorized to repurchase up to an aggregate of $20 billion of the corporation's common stock during the period from July 29, 2005 through December 31, 2007. At existing price levels, the company intends to continue the current pace of purchases under its share repurchase program within its stated objective of maintaining a net debt-to-OIBDA ratio of around 3-to-1, and expects it will purchase approximately $15 billion of its common stock by the end of 2006, and the remainder in 2007.

2. The Nominating and Governance Committee will recommend the election or appointment of two new independent directors to the board. The company will seek the advice and recommendations of its major shareholders, including Icahn Partners, in this process. This will be accomplished by no later than July 31, 2006.

3. Time Warner has begun a comprehensive review of costs at each of its operating divisions and at its corporate parent with the objective of better aligning its costs with the long term needs of the business. This resulted in at least $500 million of cost reductions that are reflected in its current operating plan for 2006. The company will intensify these efforts with the objective of achieving commensurate reductions against planned expenses in 2007, for a total reduction of $1 billion over the period. These initiatives should improve the company's operating margins and increase both free cash flow and earnings per share.

4. The company will continue to review the Lazard Report and will continue its dialogue with Icahn Partners regarding the recommendations in the report. Management's view continues to be that a different capital and corporate structure may be appropriate for Time Warner Cable in the future so long as it provides strategic flexibility with the company's content businesses.

About Time Warner Inc.

Time Warner Inc. is a leading media and entertainment company, whose businesses include interactive services, cable systems, filmed entertainment, television networks and publishing.

Caution Concerning Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of management of Time Warner Inc., and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other factors affecting the operation of Time Warner. More detailed information about these factors may be found in filings by Time Warner, as applicable, with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Time Warner is under no obligation to, and expressly disclaims any such obligation to, update or alter their respective forward-looking statements, whether as a result of new information, future events, or otherwise.

Important Information

Time Warner Inc. ("Time Warner") plans to file with the Securities and Exchange Commission (the "SEC") and mail to its stockholders a Proxy Statement in connection with its 2006 Annual Meeting, and advises its security holders to read the Proxy Statement relating to the 2006 Annual Meeting when it becomes available, because it will contain important information. Security holders may obtain a free copy of the Proxy Statement and other documents (when available) that Time Warner files with the SEC at the SEC's Web site at www.sec.gov. The Proxy Statement and these other documents may also be obtained free from Time Warner by directing a request to Time Warner Inc., ATTN: Investor Relations, One Time Warner Center, New York, NY 10019-8016, or to D.F. King & Co., Inc. by toll-free telephone at 1-800-431-9643, by e-mail at TimeWarnerInfo@dfking.com, or by mail at 48 Wall Street, New York, NY 10005.

Certain Information Regarding Participants

Time Warner, its directors and named executive officers may be deemed to be participants in the solicitation of Time Warner's security holders in connection with its 2006 Annual Meeting.

Security holders may obtain information regarding the names, affiliations and interests of such individuals in Time Warner's Annual Report on Form 10-K for the year ended December 31, 2004 and its proxy statement dated April 4, 2005, each of which is filed with the SEC.

To the extent holdings of Time Warner securities have changed since the amounts printed in the proxy statement, dated April 4, 2005, such changes have been reflected on Statements of Change in Ownership on Forms 4 and 5 filed with the SEC.

Contacts:

Ed Adler          (212) 484-6630
Kathy McKiernan   (212) 484-8043

                                      # # #